UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2026

AmperCap Acquisition Company

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43322	61-2317653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 East 49th Street, 18th Floor
New York, NY 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 907-1171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right	APMCU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	APMC	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-tenth (1/10) of one ordinary share upon the consummation of an initial business combination	APMCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events.

Partial Exercise of Over-Allotment Option

As previously disclosed on a Current Report on Form 8-K dated June 5, 2026, AmperCap Acquisition Company (the “Company”) consummated its initial public offering (“IPO”) of 12,500,000 units (the “Units”) on June 4, 2026. Each Unit consists of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one right to receive one-tenth (1/10) of one Ordinary Share of the Company (each, a “Share Right”). The Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $125,000,000.

Simultaneously with the closing of the IPO, the Company completed the private sale of 512,500 units (the “Private Placement Units”) to AmperSPAC LLC, (the “Sponsor”), EarlyBirdCapital, Inc., the representative of the underwriters, (“EBC”) and certain third-party investors at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $5,125,000. The Private Placement Units (and underlying securities) are identical to the Units sold in the IPO, except as otherwise disclosed in the Company’s registration statement on Form S-1 (File No. 333-294363) for the IPO, initially filed with the U.S. Securities and Exchange Commission on March 17, 2026. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

In connection with the IPO, the underwriters were granted a 45-day option from the date of the prospectus (the “Over-Allotment Option”) to purchase up to 1,875,000 additional units to cover over-allotments (the “Option Units”), if any. On June 10, 2026, the underwriters purchased an additional 1,837,500 Option Units pursuant to the partial exercise of the Over-Allotment Option. The remaining 37,500 Option Units will not be exercised. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $18,375,000. In connection with the closing of the Over-Allotment Option, the Sponsor and EBC purchased an additional 55,125 Private Placement Units in the aggregate at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $551,250.

Following the closing of the IPO and the Over-Allotment Option, a total of approximately $144,808,750 of the proceeds from the sale of the Units, the Option Units, and the Private Placement Units was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company acting as trustee.

Forfeiture of Founder Shares

On June 8, 2026, the underwriters informed the Company that they would not exercise the remainder of their over-allotment option. As a result, on June 10, 2026, 12,500 founder shares of the Company held by the Sponsor were forfeited by the Sponsor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPERCAP ACQUISITION COMPANY

	By:	/s/ Harish Dadoo Gonzalez
		Name:	Harish Dadoo Gonzalez
		Title:	Co-Chief Executive Officer and Chief Financial Officer

Dated: June 12, 2026

2